UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On April 26, 2005, the Board of Directors of Avanex Corporation (the “Company”) adopted and approved a plan by which each non-employee director would receive:

(1)	for each in-person meeting of the Board that such director attended, a number of shares of restricted stock with an aggregate fair market value of $1,500, and

(2)	for each telephonic meeting of the Board that such director attended, a number of shares of restricted stock with an aggregate fair market value of $500.

The shares of restricted stock would be granted pursuant to the Company’s 1998 Stock Plan. Such shares of restricted stock would be granted once per year at the first regular meeting of the Board held following the end of the Company’s fiscal year, and the fair market value and aggregate number of the restricted shares shall be determined at such meeting in accordance with the Company’s 1998 Stock Plan. Non-employee directors who attended meetings of the Board during the previous fiscal year but who are no longer directors on the date that such restricted stock is granted will not be eligible to receive such grants. The plan will be effective for each meeting of the Board held on or after January 1, 2005. For example, at the first regular meeting of the Board held following June 30, 2005, a director of the Company on the date of such meeting will receive shares of restricted stock in the amounts set forth above for each in-person or telephonic meeting of the Board held on or after January 1, 2005 that such director attended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ W. BRIAN KINARD
W. Brian Kinard Vice President, General Counsel

Date: April 29, 2005

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